Exhibit 99.1

Veritas Farms Announces Commencement of $4.0 Million Private Offering

Fort Lauderdale, Florida – September 23, 2020 - Veritas Farms, Inc. (OTCQB: VFRM), a vertically-integrated agribusiness focused on the production of full spectrum hemp extracts with naturally occurring cannabinoids, today announced that it had commenced a $4.0 million private offering to be conducted pursuant to Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Offering”).

In the Offering, Veritas Farms is seeking to offer and sell up to 8,000,000 Units at a price of $0.50 per Unit. Each Unit consists of (ii) two shares of our common stock; and (i) one warrant, entitling the holder to purchase one share of our common stock at an exercise price of $0.50 at any time through August 31, 2025. In its discretion Veritas Farms may increase the size of the Offering up to $6.0 million (12,000,000 Units).

Net proceeds of the Offering will be used for marketing and sales efforts to build long-term brand equity; capital expenditures for our new Aurora, Colorado manufacturing and distribution facility; development of new strains of hemp, as well as additional products; implementation of an enterprise resource system; and working capital and other general corporate purposes.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”) and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Units or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Units or any other securities proposed to offered and sold in the Offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp oil products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

Veritas Farms, Inc. - Investor Contact

Toll-Free: (888) 549-7888

E-mail: ir@theveritasfarms.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.